MICK BJELOPAVLIC - TEXXON, INC.
                                    AGREEMENT


THIS AGREEMENT made as of the 13th day of May 2002, Texxon, Inc., an Oklahoma corporation, hereinafter referred to as "Company," with its principal offices at 331 East Chilton Drive, Chandler, Arizona 85225; and Mick Bjelopavlic, whose residence is at 24 Fallon Pass, O'Fallon, Missouri 63366.

                                   WITNESSETH

     WHEREAS, Company requires expertise in the area of chemical analysis, methods, reactions, and processes to support its business and growth; and

     WHEREAS, Mick Bjelopavlic has substantial knowledge in the areas of chemical analysis, methods, reactions, and processes that may be beneficial to Company and desires to act as a consultant and provide general chemical process consulting and advisory services to Company.

     WHEREAS, Company desires to retain Mick Bjelopavlic to render certain general chemical process consulting and advisory services.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.0 Certain Definitions - When used in this Agreement, the following terms shall have the meanings set forth below:

     o Affiliates - Shall be any persons employed by or entities controlled by a party to this Agreement.
     o Contact Person - The person who shall be primarily responsible for carrying out the duties of the parties hereunder or responsible for the delegation of the duties to be performed.
     o Extraordinary Expenses - The expenses that are beyond those expenses that are usual, regular or customary (e.g. local and long distance telephone, facsimile transmission, postage, computer, secretarial and printing) in the conduct of in-house activities in fulfillment of the scope of this Agreement.
     o Payment or Payable In-Kind - The distribution of the proceeds of a transaction shall be in the same type and form as was given as valuable consideration for the transaction.
     o Engagement Period - One year from the execution date of this agreement.

2.0 Contact Persons - The Contact Person for Company is Gifford M. "Buddy" Mabie III, President.



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3.0  Services to be Rendered by Mick  Bjelopavlic - Mick  Bjelopavlic  agrees to render the following services:

3.1 Recovery Process (Chemical) - Mick Bjelopavlic shall assist Company in its efforts to determine the chemical reactions responsible for the recovery of platinum metal. This assistance shall include identifying the species of platinum metal, background information relative to the recovery process, and the actual chemical reactions responsible for the recovery of platinum metal in mineralized water. Furthermore, Mick Bjelopavlic shall assist Company in its efforts to optimize and increase the batch size of the recovery process utilizing the information obtained during the background research and the determination of the actual chemical reactions.

3.2 Recovery Process (Mechanical) - Mick Bjelopavlic shall assist Company in its efforts to optimize the mechanical aspects of the recovery process. This assistance shall include aiding in the identification of improvements in the mechanical aspects of the recovery process including but not limited to filtering, kiln/furnace usage, and tank material selection.

3.3 Communication with Company - Mick Bjelopavlic shall stay in constant contact with Company. This contact shall include monthly conferences to inform Company of recent developments and to discuss potential responses and actions necessary to further the objectives of this Agreement.

3.4 Other Services - Mick Bjelopavlic shall assist Company in any other aspects mutually deemed necessary or beneficial to the objectives of Company.

4.0  Compensation to Mick Bjelopavlic.

4.1 Exemption - Mick Bjelopavlic shall be compensated with 20,000 shares of Common Stock valued at $10,000. The offer of this Common Stock is being made in reliance upon the provisions of Regulation D promulgated under the 1933 Act, Section 4(2) of the 1933 Act, and/or such other exemption from the registration requirements of the 1933 Act as may be available with respect to all purchases of Common Stock to be made hereunder.

4.2 Other Compensation - Mick Bjelopavlic shall be compendsated $5000 in cash upon the consummation of one or more funding transactions resulting in the receipt by Texxon or its successors in interest of at least $100,000.

4.3 Extraordinary Expenses - Extraordinary expenses of Mick Bjelopavlic shall be submitted to Company for approval prior to expenditure and shall be paid by Company, within ten (10) business days of receipt of Mick Bjelopavlic's invoice for payment. No invoice shall be rendered until after the services have been performed.




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4.4  Recovery Process  Improvement  (Chemical)  Compensation - In the event Mick
     Bjelopavlic is able to determine the chemical reactions responsible for the recovery of the platinum metal, and is able to make material improvements to the recovery process, Company agrees to compensate Mick Bjelopavlic with 100,000 shares of Common Stock valued at $50,000. The offer of this Common Stock is being made in reliance upon the provisions of Regulation D promulgated under the 1933 Act, Section 4(2) of the 1933 Act, and/or such other exemption from the registration requirements of the 1933 Act as may be available with respect to all purchases of Common Stock to be made hereunder.

4.5 Recovery Process Improvement (Process) Compensation - In the event Mick Bjelopavlic is able to determine the improvements to the mechanical process used for the recovery of the platinum metal, and is able to make material improvements to the mechanical recovery process, Company agrees to compensate Mick Bjelopavlic with 100,000 shares of Common Stock valued at $50,000. The offer of this Common Stock is being made in reliance upon the provisions of Regulation D promulgated under the 1933 Act, Section 4(2) of the 1933 Act, and/or such other exemption from the registration requirements of the 1933 Act as may be available with respect to all purchases of Common Stock to be made hereunder.

5.0 Indemnification - Each party agrees to indemnify and hold the other party harmless from and against any liability, loss, cost, expense or damage caused by reason of any breach, neglect, default or material omission of it or any of its agents, employees, or other representatives arising out of the failure to perform its duties or obligations under this Agreement, provided there shall be no liability for punitive, consequential, special or exemplary damages under any circumstances. Nothing herein is intended to nor shall it relieve either party from liability from its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

6.0 Representations and Warranties - Each party hereby represents, covenants and warrants to the other party as follows:

     6.1  Authorization  - It and its  signatories  herein  have full  power and
          authority  to  enter  into  this   Agreement  and  to  carry  out  the
          transactions contemplated hereby.

     6.2 No Violation - Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of its charter or bylaws or violate any term or applicable law, rule or regulation.

     6.3 Agreement in Full Force and Effect - All of its contracts, agreements, leases, and licenses referenced herein are valid and in full force and effect.

     6.4 Litigation - There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best of its knowledge threatened against it, or which questions or challenges the validity of this Agreement and the subject matter hereof; and it does not know or have any reason to believe any valid basis for any such action, proceeding or investigation.



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     6.5  Consents  - No  consent  of any  person,  other  than the  signatories hereto, is necessary for the execution, delivery and consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local.

     6.6 Reliance - It has and will rely upon the documents, instruments and written information furnished to it by the other party's officers, employees and representatives.

     6.7 Accuracy - All representations, warranties and statements provided by it are true, complete and accurate in all material respects.

     6.8 Compliance with Law - Each party agrees to comply with all applicable laws, rules and regulations applicable to it, including especially all applicable federal and state securities laws.

     6.9  Publicity  - Each party  agrees to use its good faith  efforts to keep
          the  other   informed   with  respect  to  all   material   facts  and
          circumstances related to it.

7.0  Representations by Mick Bjelopavlic.

     7.2 Disclosure of Relationship with Company - Mick Bjelopavlic agrees to disclose in a manner consistent with applicable laws, rules and regulations that he is providing the services set forth in section three of this Agreement in exchange for Common Stock of Company.

     7.3 Short Sales - Mick Bjelopavlic, his affiliates and related parties (including all family members) shall not under any circumstances engage either directly or indirectly in short sales of Company's Stock. Mick Bjelopavlic shall not direct any third parties to short sales of Company's Stock.

     7.4 Assignment - No part of this Agreement shall be assignable. Mick Bjelopavlic may not transfer any portion of his rights, obligations or duties under this contract to a third party without Company's prior written consent.

     7.5 Purchase Entirely for Own Account - This Agreement is made in reliance upon Mick Bjelopavlic 's representation to Company, which by Mick Bjelopavlic 's execution of this Agreement, Mick Bjelopavlic hereby confirms, that Company's Common Stock is being acquired for investment purposes for Mick Bjelopavlic 's own account and not with a view for resale or distribution of any part thereof except in accordance with applicable federal and state securities laws.

     7.6 Restricted Securities - Mick Bjelopavlic understands that Company's Common Stock issued hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely. Mick Bjelopavlic is aware that the Common Stock may not be sold under Rule 144 unless of all of the conditions of that rule have been met.



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8.0  Miscellaneous Provisions.

     8.1 Amendment and Modification - This Agreement may be amended, modified and supplemented only by written agreement of Mick Bjelopavlic and Company.

     8.2 Waiver - Any failure of Mick Bjelopavlic, on the one hand, or Company, on the other, to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.3 Expenses - Whether or not the transactions contemplated by this Agreement are consummated, Mick Bjelopavlic agrees that all fees and expenses incurred by Mick Bjelopavlic in connection with this Agreement shall be borne by Mick Bjelopavlic and Company agrees that all fees and expenses incurred by Company in connection with this Agreement shall be borne by Company, including, without limitation as to both Mick Bjelopavlic or Company, all fees and expense of their respective counsel and accountants.

     8.4 Other Business Opportunities - Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from other business activities.

     8.5 Notices - Any notices to be given hereunder by any party may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested or by fax. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change its address by written notice in accordance with this subsection. Notices delivered personally and by fax shall be deemed communicated upon actual receipt. Mailed notices shall be deemed communicated as of three (3) business days after mailing.

     8.6 No Assignment - This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

     8.7 No Delegation - Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.

     8.8 Advertising and Publicity - Neither Mick Bjelopavlic nor Company shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party shall consult with the other party concerning the timing and content of such announcement before such announcement is made.



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     8.9  Governing  Law - This  Agreement  and the  legal  relations  among the parties hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to its conflict of law doctrine. Company and Mick Bjelopavlic agree that if action is instituted to enforce or interpret any provision of this Agreement, then jurisdiction and venue shall be Tulsa County, Oklahoma.

     8.10 Counterparts - This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.11 Heading - The heading of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

     8.12 Entire Agreement - This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, set forth the entire Agreement and understanding of the parties hereto in respect of the subject matters contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     8.13 Third Parties - Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     8.14 Attorneys' Fees and Expenses - If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and expenses, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

     8.15 Survivability -If any part of this Agreement is found or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severed from the remainder of this Agreement.

     8.16 Further Assurances - Each of the parties agrees that it shall from time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     8.17 Right to Data After Termination - After termination of this Agreement each party shall be entitled to copies of all non-confidential information acquired hereunder prior of the date of termination.

     8.18 Intellectual Property Rights - All reports, documentation, drawings, electronic communications and/or presentations, whether in printed or electronic format shall become the property of Company.



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     8.19 Relationship of the Parties - Each party is an independent  contractor and an independent business not controlled by or under common control of the other party. Nothing contained in this Agreement shall be deemed to cause either party to be a partner, agent or legal representative of the other, or create any fiduciary relationship between them. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party. The rights, duties, obligations and liabilities of the parties shall be several, not joint or collective. Neither party shall have any authority to take or withhold any action for the other or to represent to anyone that it has the power and authority to do so.

9.0 Term of Agreement and Termination. This Agreement shall be effective upon execution, shall continue for one (1) years unless terminated sooner, by either party, upon giving to the other party thirty (30) days' written notice, after which time this Agreement is terminated. Mick Bjelopavlic shall be entitled to the Recovery Process Compensation described in this Agreement for improvements implemented by Company or its affiliates within one (1) year after termination of this Agreement if said improvements were the result of Mick Bjelopavlic `s initial introduction and its material efforts in the consummation thereof prior to the termination of this Agreement.

10.0 Arbitration: Indemnification.

     WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE THAT:

     (i)  ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

     (ii) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK A REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

     (iii)PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

     (iv) THE ARBITRATOR'S  AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR
          LEGAL   REASONING   AND  ANY  PARTY'S  RIGHT  TO  APPEAL  OR  TO  SEEK
          MODIFICATION OF ANY RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

     (v) THE PANEL OF ARBITRATOR MAY INCLUDE ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY; AND

     (vi) THIS ARBITRATION AGREEMENT IS SPECIFICALLY WRITTEN TO INCLUDE ANY AND ALL STATUTORY CLAIMS ARISING UNDER THIS AGREEMENT THAT MIGHT BE ASSERTED BY ANY PARTY.

     THE PARTIES AGREE THAT:

     A. ALL DISPUTES, CONTROVERSIES OR DIFFERENCES BETWEEN COMPANY AND MICK BJELOPAVLIC OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION.

     B. ALL DISPUTES FOR RESOLUTION SHALL BE SUBMITTED EITHER TO THE AMERICAN ARBITRATION ASSOCIATION OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., WHICHEVER ASSOCIATION HAS JURISDICTION OVER THE DISPUTE, WITHIN THIRTY (30) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY PARTY.



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     C.   IF ANY PARTY  FAILS TO SUBMIT THE DISPUTE TO  ARBITRATION  ON REQUEST,
          THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING.

     D. ANY HEARING SCHEDULED AFTER ARBITRATION IS INITIATED SHALL, UNLESS THE PARTIES AGREE OTHERWISE, TAKE PLACE IN TULSA, TULSA COUNTY, OKLAHOMA, AND THE FEDERAL ARBITRATION ACT SHALL GOVERN THE PROCEEDING.

     E. IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR UNSUCCESSFULLY CONTESTS THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN TULSA, TULSA COUNTY, OKLAHOMA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING AND ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.

     F. EACH PARTY WILL SIGN ANY REQUIRED AND CUSTOMARY AGREEMENT TO ARBITRATE REQUIRED BY THE AMERICAN ARBITRATION ASSOCIATION OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., AS APPROPRIATE, AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION.

     G. THE PARTIES AGREE TO BE BOUND BY THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY.

     H. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.



Texxon, Inc.                                       Mick Bjelopavlic


By:  /s/ Gifford Mabie III                         /s/ Mick Bjelopavlic
     ------------------------                      -------------------------
     Gifford Mabie III                             Mick Bjelopavlic
     President and Chief Executive Officer        (individually)





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